UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14C INFORMATION
(RULE 14c-101)
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
Check the appropriate box:

☐	Preliminary information statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☑	Definitive information statement
MLIG Variable Insurance Trust

(Name of Registrant as Specified in its Charter)

Payment of filing fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

MLIG VARIABLE INSURANCE TRUST
1700 Merrill Lynch Drive, Pennington, NJ 08534
ROSZEL/BLACKROCK FIXED-INCOME PORTFOLIO II
INFORMATION STATEMENT
July 1, 2009
THIS INFORMATION STATEMENT DOES NOT RELATE TO A MEETING OF THE PORTFOLIO’S SHAREHOLDERS OR TO ANY ACTION BY SHAREHOLDERS. THIS INFORMATION STATEMENT IS NOT A PROXY STATEMENT AND THE TRUST IS NOT SOLICITING PROXIES. PLEASE DO NOT SEND US A PROXY.
This information statement is being furnished on behalf of the board of trustees (the “Board”) of the MLIG Variable Insurance Trust (the “Trust”) by Merrill Lynch Life Insurance Company (“MLLIC”) and ML Life Insurance Company of New York (“MLLICNY”) to owners of certain variable annuity and variable life insurance contracts (“variable contracts”) issued by MLLIC and MLLICNY, respectively. As of May 1, 2009, each such variable contract had contract value allocated to a separate account of MLLIC or MLLICNY and was invested in shares of the Trust representing an interest in the Roszel/BlackRock Fixed-Income Portfolio II (the “Portfolio”), an investment portfolio of the Trust.
On March 12, 2009, after learning that Lord, Abbett & Co. LLC (“Lord Abbett”) intended to resign as the subadviser to the Portfolio, the Board voted to replace Lord Abbett with BlackRock Investment Management, LLC (“BlackRock”) as the subadviser to the Portfolio effective May 1, 2009. The Board approved a new subadvisory agreement without shareholder approval pursuant to an exemptive order issued to the Trust and the Trust’s investment manager, Roszel Advisors, LLC (“Roszel Advisors”) by the Securities and Exchange Commission on November 19, 2002 (the “exemptive order”). The exemptive order permits Roszel Advisors, subject to oversight by the Board, to hire new subadvisers with which it is not affiliated, and to make certain changes to existing subadvisory contracts, without obtaining shareholder approval.
Pursuant to the terms of the exemptive order, this information statement is being provided to owners of variable contracts (“contract owners”). This information statement describes the circumstances surrounding the Board’s approval of the new subadvisory agreement and provides you with an overview of its terms. Contract owners do not need to take any action; this statement is provided for your information only. The approximate mailing date of this information statement is July 7, 2009.
In connection with replacing Lord Abbett with BlackRock, the Board also approved changing the name of the Portfolio from its prior name, the Roszel/Lord Abbett Government Securities Portfolio, to the Roszel/BlackRock Fixed-Income Portfolio II. Contract owners received a notice, dated March 27, 2009, informing them of the name change, as well as of the change in investment policy for the Portfolio.

GENERAL INFORMATION
MLIG Variable Insurance Trust
The Trust is a statutory trust organized in the state of Delaware on February 14, 2002. It is registered with the SEC under the Investment Company Act of 1940 (the “1940 Act”) as an open-end management investment company. The Trust is comprised of twenty-three separate investment portfolios, each of which is a separate mutual fund. The Trust issues a separate series of shares of beneficial interest for each portfolio representing fractional undivided interests in that portfolio.
The Trust currently offers each series of its shares to one or more separate accounts of MLLIC and MLLICNY as funding vehicles for certain variable annuity or variable life insurance contracts issued by MLLIC or MLLICNY through the separate accounts. The Trust does not offer its shares directly to the public. Each separate account, like the Trust, is registered with the SEC as an investment company and a separate prospectus, which accompanies the prospectus for the Trust, describes the separate account and the variable contracts issued through it.
Although the Board includes as members only trustees who are not “interested persons” as defined in the 1940 Act (“independent trustees”), certain officers of the Trust are also officers of Roszel Advisors. J. David Meglen serves as the vice president of the Trust and also serves as vice president and chief operating officer of Roszel Advisors. Ann Strootman serves as treasurer and chief financial officer of the Trust and also serves as the treasurer of Roszel Advisors. Robert M. Zakem serves as the chief compliance officer of both the Trust and Roszel Advisors. Michelle H. Rhee serves as the secretary and chief legal officer of the Trust and also serves as the secretary of Roszel Advisors.
Voting Securities and Beneficial Ownership
Although shareholders are not being asked to approve or disapprove or otherwise vote on any matter discussed in this information statement, the following generally describes voting rights of shareholders and contract owners.
With regard to Portfolio matters for which the 1940 Act requires a shareholder vote, MLLIC and MLLICNY vote such shares in accordance with instructions received from owners of variable contracts having a voting interest in a MLLIC or MLLICNY separate account investing in the Portfolio. Each share has one vote for each dollar (and fractional vote for each fraction of a dollar) of net asset value and votes are counted on an aggregate basis except as to matters where the interests of the Portfolio differ from those of other portfolios (such as approval of an investment management agreement or a change in the Portfolio’s fundamental investment restrictions). In such a case, the voting is on a portfolio-by-portfolio basis. Shares held by a separate account for which no instructions are received are voted by MLLIC and MLLICNY for or against any propositions, or in abstention, in the same proportion as shares for which instructions have been received. Because of this voting system, it is possible that a relatively small number of contract owners could determine the outcome of a vote. However, neither MLLIC nor MLLICNY will vote its shares if it does not receive voting instructions attributable to at least 10% of the shares that it holds.

The table below sets forth the Portfolio’s net asset value per share and number of outstanding shares as of May 1, 2009:

Net Asset Value Per Share	Shares Outstanding
$10.66	674,422.28
As of May 1, 2009, the insurance company separate account, Merrill Lynch Life Variable Annuity Separate Account C, owned 100% of the Portfolio:
As of May 1, 2009, the contract owners listed below owned variable contracts that individually or in the aggregate had a total interest in the Portfolio of greater than 5%:

Name	Location	Percentage of Ownership
Donn Bearden	Santa Rosa Ca	9.68%
Anne M. Padgett	Owensboro, Ky	6.17%
W. Neal Padgett	Owensboro, Ky	22.56%
As of May 1, 2009, the Trust’s officers and trustees, as a group, beneficially owned as contract owners less than a 1% interest in the Portfolio.
Roszel Advisors
Roszel Advisors is a wholly-owned subsidiary of Merrill Lynch Insurance Group, Inc., which is, a wholly-owned subsidiary of Merrill Lynch Group, Inc., which is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. (“ML&Co.”), which is a wholly-owned subsidiary of Bank of America Corporation (“Bank of America”). The principal business address of both ML&Co. and Merrill Lynch Group, Inc. is 4 World Financial Center, New York, NY 10080. The principal business address of Roszel Advisors and Merrill Lynch Insurance Group, Inc. is 1700 Merrill Lynch Drive, Pennington, NJ 08534. The principal business address of Bank of America is 100 N. Tyron Street, Charlotte, NC 28255.
Pursuant to an investment management agreement first approved by the Board on June 5, 2002, and most recently reapproved on March 12, 2009, and subject to the authority of the Board, Roszel Advisors serves as the Trust’s investment manager. The investment management agreement was approved by the shareholders of the Portfolio at a special meeting on December 5, 2008. Shareholders were asked to reapprove the then-current investment management agreement at a meeting held on December 5, 2008 because the planned merger between ML&Co. and Bank of America, completed on January 1, 2009, may have been deemed to be an “assignment” of, and therefore, the automatic termination of, the investment management agreement.
Roszel Advisors is responsible for the overall management of the Trust and for retaining subadvisers to manage the assets of each portfolio according to its investment objective and strategies. Roszel Advisors has engaged at least one subadviser for each portfolio to act as that portfolio’s investment subadviser to provide day-to-day portfolio management.

The Portfolio pays Roszel Advisors a management fee based on the average daily net assets of the Portfolio at the annual rate of 0.65%. The Trust has entered into an expense limitation agreement with Roszel Advisors whereby Roszel Advisors agrees to reimburse each portfolio to the extent total operating expenses (excluding interest, taxes, brokerage commissions, expenses in the form of fees paid to the Trust service providers by brokers in connection with directed brokerage arrangements, other expenditures that are capitalized in accordance with generally accepted accounting principles, dividends payable on securities sold short and other expenses related to short sales, acquired fund fees and expenses, and extraordinary expenses not incurred in the ordinary course of each Portfolio’s business) exceed certain limits. The current limit for the Portfolio is 0.95% as an annual rate of average daily net assets. The expense limitation agreement is effective through April 30, 2010, and is expected to continue from year to year, provided the continuance is approved by the Trust’s Board.
Section 15(a) of the 1940 Act generally requires that a majority of the Portfolio’s outstanding voting securities approve any subadvisory agreement for the Portfolio. However, the exemptive order permits Roszel Advisors to use a “manager of managers” approach to selecting and supervising subadvisers to manage the investments of the Portfolio and, on behalf of the Trust, to enter into and materially amend subadvisory agreements without shareholder approval.
Using the “manager of managers” approach, Roszel Advisors selects subadvisers based on continuing quantitative and qualitative evaluation of their skills and proven abilities in managing assets pursuant to a particular investment style. Pursuant to the exemptive order, Roszel Advisors may replace the Portfolio’s subadviser, or add another subadviser for the Portfolio, without imposing the costs and delays of obtaining shareholder approval.
Resignation of Lord Abbett
At the March 12, 2009 meeting of the Board, Roszel Advisors informed the Board that Lord Abbett had notified Roszel Advisors that it wished to resign as subadviser for the Portfolio. Acting on this information, Roszel Advisors recommended that the Board approve BlackRock as the replacement subadviser for that Portfolio.
BlackRock
BlackRock is a Delaware limited liability company and an indirect, wholly owned subsidiary of BlackRock, Inc. ML&Co., a parent company of Roszel Advisors, owns a substantial financial interest and an approximate 4.9% voting interest in BlackRock, Inc. BlackRock had approximately $1 trillion in assets under management as of December 31, 2008. BlackRock’s principal business address is 800 Scudders Mill Road, 2D, Plainsboro, NJ 08536.
Appendix A lists the principal executive officer and directors of BlackRock. Appendix B lists other funds managed by BlackRock with an investment objective similar to that of the Portfolio.

INVESTMENT SUBADVISORY AGREEMENTS
Information Concerning the Subadvisory Agreements
The following discussion of the new subadvisory agreement with BlackRock (the “BlackRock subadvisory agreement”) is qualified in its entirety by reference to the form of the agreement, which is attached hereto as Exhibit A.
The BlackRock subadvisory agreement is substantially similar to the former subadvisory agreement with Lord Abbett (the “Lord Abbett subadvisory agreement”). The duties that BlackRock is required to perform under the BlackRock subadvisory agreement are the same as those that Lord Abbett was required to perform under the Lord Abbett subadvisory agreement. Accordingly, under the BlackRock subadvisory agreement, the Portfolio receives substantially the same types of subadvisory services, provided in the same manner, as it received under the Lord Abbett subadvisory agreement.
Pursuant to the BlackRock subadvisory agreement, BlackRock manages the investment and reinvestment of the Portfolio’s assets, subject to the oversight and supervision by Roszel Advisors, the officers of the Trust, and the Board. Under the terms of the BlackRock subadvisory agreement, BlackRock furnishes continuously an investment program for the Portfolio and determines, from time to time, in its discretion, the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio should be held in various securities, cash or other investments. In connection with its responsibilities, BlackRock provides Roszel Advisors and the Trust’s officers and trustees with such reports and documentation as they should reasonably request regarding BlackRock’s management of the Portfolio’s assets.
The BlackRock subadvisory agreement provides that BlackRock is authorized to consider, in the selection of brokers and dealers to execute portfolio transactions, not only the available prices and rates of brokerage commissions but also other relevant factors, which may include, without limitation, the execution capabilities of such brokers and dealers, research, custody and other services provided by such brokers and dealers which BlackRock believes will enhance its general portfolio management capabilities, the size of the transaction, the difficulty of execution, the operational facilities of such brokers and dealers, the risk to such a broker or dealer of positioning a block of securities, and the overall quality of brokerage and research services provided by such brokers and dealers. Pursuant to the BlackRock subadvisory agreement, BlackRock is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio with similar orders being made on the same day for other client accounts or portfolios managed by BlackRock. Moreover, BlackRock’s services under the BlackRock subadvisory agreement are not exclusive, and BlackRock is permitted to provide the same or similar services to other clients.
The BlackRock subadvisory agreement provides that BlackRock is not liable to Roszel Advisors, the Portfolio, the Trust or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services thereunder or for any losses that are sustained in the purchase, holding or sale of any security, except for willful misfeasance, bad faith or gross negligence on the part of BlackRock or its officers, directors or employees, or reckless disregard by BlackRock of its duties under the BlackRock subadvisory agreement.

The BlackRock subadvisory agreement may be terminated at any time without the payment of any penalty, by the Board, or by vote of a majority of the outstanding shares of the class representing an interest in the Portfolio on sixty days written notice to Roszel Advisors and BlackRock, or by Roszel Advisors, or by BlackRock, on sixty days written notice to the other. The BlackRock subadvisory agreement automatically terminates in the event of its assignment or in the event of the termination of the investment advisory agreement between Roszel Advisors and the Trust.
The BlackRock subadvisory agreement provides that for the services rendered, the facilities furnished and the expenses assumed by BlackRock, Roszel Advisors will pay BlackRock a monthly fee based on the average daily net assets of the Portfolio at an annual rate of 0.20%. Such subadvisory fee is accrued daily and paid to BlackRock monthly. Under the Lord Abbett subadvisory agreement, Roszel Advisors paid Lord Abbett a monthly fee at the same annual rate.
Subadvisory Fees
For the year ended December 31, 2008, Lord Abbett received $14,562 for subadvisory services to the Portfolio. This is the same amount that would have been paid had BlackRock been the subadviser during the same time period.
Board Consideration of the BlackRock Subadvisory Agreement
At the March 12, 2009 meeting, Roszel Advisors informed the Board that Lord Abbett had notified Roszel Advisors that it wished to resign as subadviser for the Portfolio. Acting on this information, Roszel Advisors recommended that the Board approve BlackRock as the replacement subadviser for the Portfolio. Roszel Advisors’ recommendation was based on BlackRock’s performance as the subadviser to the Roszel/BlackRock Fixed-Income Portfolio, another portfolio of the Trust, and the ability of the Portfolio to merge into the Roszel/BlackRock Fixed-Income Portfolio in the near future. The Board, with the assistance of its counsel, approved the new subadvisory agreement between Roszel Advisors and BlackRock to take effect on May 1, 2009.
The following discussion is not intended to be all-inclusive. The Board reviewed a variety of factors and considered a significant amount of information, including information received on an ongoing basis at meetings of the Board and its committees concerning BlackRock’s performance as the subadviser to other portfolios of the Trust, as well as the information discussed during a telephonic meeting held on March 3, 2009.
In view of the broad scope and variety of these factors and information, the Board did not find it practicable to, and did not, make specific assessments of, quantify, or otherwise assign relative weights to the specific factors considered in reaching its conclusions and determinations to approve the BlackRock subadvisory agreement. The Board did not identify any particular information that was all-important or controlling. The approval determinations were made on the basis of each trustee’s business judgment after consideration of all of the factors taken as a whole, although individual trustees may have given different weights to certain factors and assigned various degrees of materiality to conclusions made.

Specifically, the Board reviewed information that included: (1) the nature, extent, and quality of the portfolio management services that BlackRock is expected to provide to the Portfolio and that it currently provides to other portfolios in the Trust; (2) BlackRock’s investment and research process; (3) the historical performance records of accounts managed by BlackRock; (4) the structure of BlackRock and its ability to provide services to the Portfolio, based on its financial condition as well as the credentials, reputation, background and investment experience of its personnel; (5) any indirect benefits BlackRock would receive as a result of serving as a subadviser to the Portfolio; and (6) the extent to which economies of scale would be realized as the Portfolio grows and whether fee levels reflect any economies of scale for the benefit of shareholders.
In its evaluation, the Board considered that BlackRock will be responsible for managing the investment operations and the composition of the Portfolio, including the purchase, retention and disposition of the investments, securities and cash contained in the Portfolio, in accordance with the Portfolio’s investment objective and strategies as stated in the Trust’s Prospectus and statement of additional information, as from time to time in effect. In connection with these responsibilities and duties, the Board considered the fact that BlackRock will be responsible for (1) providing investment research and supervision of the Portfolio’s investments and conducting a continuous program of investment evaluation and, if appropriate, sales and reinvestment of the Portfolio’s assets; (2) furnishing Roszel Advisors or the Trust with statistical information in respect of the investments that the Portfolio may hold or contemplates purchasing, as Roszel Advisors or the Trust may reasonably request; (3) apprising the Trust of important developments materially affecting the Portfolio and furnishing the Trust from time to time such information as it may believe appropriate for this purpose; and (4) implementing all purchases and sales of investments for the Portfolio in a manner consistent with its policies.
Because the Portfolio will be managed in a similar style, the Board looked to the performance of the Roszel/BlackRock Fixed-Income Portfolio in its review. The Board compared the performance of the Roszel/BlackRock Fixed-Income Portfolio to its benchmark index for the one year period ended January 31, 2009, the three year period ended January 31, 2009, the five year period ended January 31, 2009, and the period covering the portfolio’s inception date through January 31, 2009. The Board also evaluated information contained in a report prepared by an independent consultant that consisted of detailed performance information for the Roszel/BlackRock Fixed-Income Portfolio and that ranked the portfolio with its Comparable Group (a group compiled by the independent consultant consisting of a selected group of comparable funds) and its Competitor Group (a group compiled by the independent consultant consisting of all registered investment companies underlying variable insurance products that are managed in the same investment style as the portfolio) for various periods ended December 31, 2008. The Board was also provided with statistics for the benchmark returns for various broad market indicators.
The Board noted that, although the Roszel/BlackRock Fixed-Income Portfolio underperformed its benchmark, the Merrill Lynch U.S. Domestic Master Bond Index, for the one, three, and five year periods ended January 31, 2009 and for the period since its inception, for the one, two, three, four, and five year periods ended December 31, 2008, the Roszel/BlackRock Fixed-Income Portfolio ranked in the 2nd, 2nd, 2nd, 3rd, and 3rd quintiles, respectively, relative to its Competitor Group.

The Board concluded that, given BlackRock’s experience in managing investments in the style in which the Portfolio is to be managed and the fact that BlackRock has provided satisfactory subadvisory services to other portfolios of the Trust, and in light of the small size of the Portfolio and the fact that the Portfolio is designed for use in the Consults Annuity and therefore is subadvised by investment managers that are part of the Merrill Lynch Consults managed brokerage account program, a portfolio management program available to individual investors, there was a reasonable basis on which to conclude that BlackRock would be able to provide satisfactory investment subadvisory services to the Portfolio.
With respect to the subadvisory fee to be paid to BlackRock, the Board concluded that the fee to be paid was reasonable. In reaching that conclusion, the Board considered the subadvisory fee in light of a variety of factors, including: (1) the nature, quality, and extent of services expected to be provided to the Portfolio; (2) the fact that the current size of the Portfolio made any discussions regarding economies of scale premature; (3) the fact that the subadvisory fee to be paid by Roszel Advisors was similar to the subadvisory fees paid for similar portfolios; and (4) the fact that the total management fee and overall expenses paid by the Portfolio would not change.
Based on: (1) its review of the materials presented at the March 12, 2009 meeting; (2) the information discussed during the telephonic meeting held on March 3, 2009; (3) the performance record of the Roszel/BlackRock Fixed-Income Portfolio; (4) the ability for the Portfolio to merge with and into the Roszel/BlackRock Fixed-Income Portfolio in the near future; (5) the small size of the Portfolio; and (6) the fact that the total expenses of the Portfolio would remain the same, the Board unanimously approved the BlackRock subadvisory agreement.
REPORTS AVAILABLE
Copies of the Trust’s annual report will be furnished without charge upon request. Such request should be directed to MLIG Service Center, P.O. Box 44222, Jacksonville, Florida 32231-4222, or call 1-800-535-5549.
SHAREHOLDER PROPOSALS
As a general matter, the Trust does not hold annual meetings of shareholders, and, therefore, the anticipated date of a meeting of shareholders of the Portfolio cannot be provided. Any shareholder proposal that properly may be included in proxy solicitation materials for a meeting of shareholders must be received by the Trust a reasonable time prior to the date voting instructions or proxy materials are mailed to shareholders.
INQUIRIES
Shareholders or variable contract owners may make inquiries by contacting their registered sales representative or by writing or calling the Trust, MLLIC or MLLICNY.

OTHER INFORMATION
J.P. Morgan Investor Services Co. (“JPMIS”) provides certain administrative services to the Trust pursuant to an administration agreement between J.P. Morgan and the Trust. JPMIS is located at 73 Tremont Street, Boston, Massachusetts 02108-3913.
MLPF&S serves, without compensation from the Trust, as principal underwriter to the Trust pursuant to an agreement between MLPF&S and the Trust. MLPF&S is located at 4 World Financial Center, New York, New York 10080 and is an indirect wholly owned subsidiary of ML&Co., which is a wholly owned subsidiary of Bank of America.

Appendix A
PRINCIPAL EXECUTIVE OFFICER AND DIRECTORS OF
BLACKROCK INVESTMENT MANAGEMENT, LLC

Name	Principal Occupation
Laurence Fink	Chief Executive Officer
Robert Kapito	President
Scott Amero	Vice Chairman, — Global CIO, Fixed Income
Paul Audet	Vice Chairman, — Head of Global Cash Management and Real Estate
Robert Connolly	General Counsel, Secretary and Managing Director
Robert Doll	Vice Chairman, — Global CIO, Equity
Robert Fairbairn	Vice Chairman, Chairman of BlackRock International Business
Bennett Golub	Vice Chairman, Head of Portfolio Risk Management
Charles Hallac	Vice Chairman, Head of BlackRock Solutions
Barbara Novick	Vice Chairman, Head of Account Management
Ann Marie Petach	Chief Financial Officer and Managing Director
Susan Wagner	Vice Chairman and Chief Operating Officer
Richard Kushel	Vice Chairman
The address of each of the above-named individuals is 800 Scudders Mill Road, 2D, Plainsboro, NJ 08536.

1

Appendix B
The table below provides information about the other registered investment company subadvised by BlackRock Investment Management, LLC that has a similar investment objective to that of the Roszel/BlackRock Fixed-Income Portfolio II.

			Subject to
			Voluntary or
		Rate of	Contractual
Name of Fund or Portfolio	Net Assets(1)	Compensation(2)	Expense Limitations
Roszel/BlackRock Fixed-Income Portfolio	5.772	0.20%	No(3)
(1)	Amounts are as of May 1, 2009 and are in millions.
(2)	As a percent of average daily net assets.
(3)	BlackRock serves as the subadviser. The Portfolio is subject to an expense limitation agreement with its investment adviser.

2

Exhibit A
Form of Investment Subadvisory Agreement
for the
Roszel/BlackRock Fixed-Income Portfolio II
INVESTMENT SUB-ADVISORY AGREEMENT
     THIS INVESTMENT SUB-ADVISORY AGREEMENT (“Agreement”), made this 1st day of May, 2009 by and between Roszel Advisors, LLC, a Delaware limited liability company (the “Adviser”), and BlackRock Investment Management, LLC, a Delaware limited liability company (the “Sub-Adviser”).
     Adviser and Sub-Adviser agree as follows:
1.   Adviser hereby engages the services of Sub-Adviser in connection with Adviser’s management of the Roszel/BlackRock Fixed-Income Portfolio II (the “Portfolio”) of MLIG Variable Insurance Trust (the “Trust”). Pursuant to this Agreement and subject to the oversight and supervision by Adviser and the officers and the board of trustees of the Trust, Sub-Adviser shall manage the investment and reinvestment of that portion of the assets of the Portfolio that the Adviser shall, from time to time, direct.
2.   Sub-Adviser hereby accepts appointment by Adviser in the foregoing capacity and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.
3.   In particular, Sub-Adviser shall furnish continuously an investment program for the Portfolio and shall determine from time to time in its discretion the securities and other investments to be purchased or sold or exchanged and what portions of the Portfolio shall be held in various securities, cash or other investments. In this connection, Sub-Adviser shall provide Adviser and the officers and trustees of the Trust with such reports and documentation as the latter shall reasonably request regarding Sub-Adviser’s management of the Portfolio assets.
4.   Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (a) the Portfolio’s investment objective, policies and restrictions as set forth in the Trust’s current registration statement, (b) such policies or directives as the Trust’s trustees may from time to time establish or issue and communicate to the Sub-Adviser in writing, and (c) applicable law and related regulations. Adviser shall promptly notify Sub-Adviser in writing of changes to (a) or (b) above and shall notify Sub-Adviser in writing of changes to (c) above promptly after it becomes aware of such changes.
     In particular, the Sub-Adviser shall be responsible to ensure that the Portfolio: (a) complies with the diversification requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, (the “Code”) and regulations issued thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (b) continuously qualifies as a regulated investment company under Sub-Chapter M of the Code.
     Sub-Advisor shall not consult with other sub-advisers of the Portfolio, if any, or with sub-advisers of other investment portfolios of the Trust, concerning transactions in portfolio securities or other portfolio investments of the Portfolio, except for the purpose of complying with the conditions of Rule 12d3-1(a) and (b) under the Investment Company Act of 1940, as amended, (the “1940 Act”).
5.   Sub-Adviser shall take all actions which it considers necessary to implement the investment policies of the Portfolio as these relate to the Portfolio, and in particular, to place all orders for the purchase or sale of securities or other investments for the Portfolio with brokers or dealers selected by it, and to that end, Sub-Adviser is authorized as the agent of the Trust to give instructions to the Trust’s custodian as to deliveries of securities or other investments and payments of cash for the account of the Portfolio. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Portfolio, Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Trust’s board of trustees and set forth in the Trust’s current registration statement.

1

     To the extent permitted by the policy guidelines set forth in the Trust’s current registration statement, Sub-Adviser is authorized to consider, in the selection of brokers and dealers to execute portfolio transactions, not only the available prices and rates of brokerage commissions, but also other relevant factors which may include, without limitation: (a) the execution capabilities of such brokers and dealers, (b) research, custody and other services provided by such brokers and dealers which the Sub-Adviser believes will enhance its general portfolio management capabilities, (c) the size of the transaction, (d) the difficulty of execution, (e) the operational facilities of such brokers and dealers, (f) the risk to such a broker or dealer of positioning a block of securities, and (g) the overall quality of brokerage and research services provided by such brokers and dealers. In connection with the foregoing, Sub-Adviser is specifically authorized to pay those brokers and dealers who provide brokerage and research services to it a higher commission than that charged by other brokers and dealers if the Sub-Adviser determines in good faith that the amount of such commission is reasonable in relation to the value of such services in terms of either the particular transaction or in terms of Sub-Adviser’s overall responsibilities with respect to the Portfolio and to any other client accounts or portfolios which Sub-Adviser advises. The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.
     In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Portfolio, when instructed to do so by either the Trust or the Adviser, Sub-Adviser agrees and is authorized to place orders with one or more brokers or dealers identified by the Trust or Adviser (including brokers or dealers who are affiliated persons of the Trust or Adviser). The execution of such transactions shall not be considered to represent an unlawful breach of any duty created by this Agreement or otherwise.
     Sub-Adviser also is authorized to aggregate purchase and sale orders for securities held (or to be held) in the Portfolio with similar orders being made on the same day for other client accounts or portfolios managed by Sub-Adviser. When an order is so aggregated: (a) the actual prices applicable to the aggregated transaction will be averaged and the Portfolio and each other account or portfolio participating in the aggregated transaction shall be treated as having purchased or sold its portion of the securities at such average price and (b) all transaction costs incurred in effecting the aggregated transaction shall be shared on a pro-rata basis among the accounts or portfolios (including the Portfolio) participating in the transaction. Adviser recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio.
     When recommending or effecting a transaction in a particular security or investment for more than one client account or portfolio (including the Portfolio), Sub-Adviser may allocate such recommendations or transactions among all accounts and portfolios for whom the recommendation is made or transaction is effected on a basis that Sub-Adviser considers equitable.
6.   Sub-Adviser’s services under this Agreement are not exclusive. Sub-Adviser may provide the same or similar services to other clients. Adviser acknowledges that, except when transactions for multiple clients are aggregated, transactions in a specific security or other investment may not be recommended or executed at the same time or price for all client accounts or portfolios (including the Portfolio) for which that security or investment is recommended or executed. This Agreement does not require Sub-Adviser to give priority to the Portfolio over other client accounts or portfolios.
7.   Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Adviser, the Trust or the Portfolio or otherwise be deemed agents of the Adviser, the Trust or the Portfolio.
8.   Sub-Adviser or an affiliated person of Sub-Adviser may act as broker for the Portfolio in connection with the purchase or sale of securities or other investments for the Portfolio, subject to: (a) the requirement that Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Trust’s board of trustees and set forth in the Trust’s current registration statement; (b) the provisions of the Investment Advisers Act of 1940, as amended (the “Advisers Act”); (c) the provisions of the Securities Exchange Act of 1934, as amended; and (d) other applicable provisions of law. Such brokerage services are not within the scope of the duties of Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by Trust’s board of trustees, Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Portfolio or the Trust for such services in addition to Sub-Adviser’s fees for services under this Agreement.

2

9.   The Adviser delegates the Adviser’s discretionary authority to exercise voting rights with respect to the securities and other investments in the Portfolio to the Sub-Adviser. The Sub-Adviser shall exercise these voting rights unless and until the Adviser revokes this delegation. The Adviser may revoke this delegation at any time without cause. The Sub-Adviser shall maintain and preserve a record, in an easily-accessible place for a period of not less than three years, of the Sub-Adviser’s voting procedures, and of the Sub-Adviser’s actual votes, and shall supply this record to the Adviser, or any authorized representative of the Adviser, upon the written request of the Adviser or the Adviser’s authorized representative, as appropriate.
10.   Nothing in this Agreement shall require Sub-Adviser to take or receive physical possession of cash, securities or other investments of the Portfolio.
11.   Sub-Adviser is registered with the U.S. Securities and Exchange Commission under the Advisers Act. Sub-Adviser shall remain so registered throughout the term of this Agreement and shall notify Adviser immediately if Sub-Adviser ceases to be so registered as an investment adviser.
12.   Sub-Adviser: (a) is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services this Agreement, and (e) will promptly notify Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act.
13.   Adviser: (a) is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted, (b) has the authority to enter into and perform the services contemplated by this Agreement, (c) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement, (d) has met, and will continue to seek to meet for the duration of this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services this Agreement, and (e) will promptly notify Sub-Adviser of the occurrence of any event that would disqualify it from serving as an investment adviser to an investment company pursuant to Section 9(a) of the 1940 Act. Adviser represents that the Trust is (and during the term of this Agreement, will remain) registered as an open-end management investment company under the 1940 Act and that the shares of the Trust representing an interest in the Portfolio are (and during the term of this Agreement will remain) registered under the Securities Act of 1933 and under any applicable state securities laws.
14.   Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide Adviser and the Trust with a copy of that code, together with evidence of its adoption. Within 20 days of the end of each calendar quarter during which this Agreement remains in effect, the president or a vice president of Sub-Adviser shall certify to Adviser or the Trust that Sub-Adviser has complied with the requirements of Rule 17j-1 during the previous quarter and that there have been no violations of Sub-Adviser’s code of ethics or, if such a violation has occurred, that appropriate action has been taken in response to such violation. Upon written request of Adviser or the Trust, Sub-Adviser shall permit representatives of Adviser or the Trust to examine the reports (or summaries of the reports) required to be made to Sub-Adviser by Rule 17j-1(c)(1) and other records evidencing enforcement of the code of ethics.
15.   For the services rendered, the facilities furnished and the expenses assumed by Sub-Adviser, Adviser shall pay Sub-Adviser at the end of each month a fee based on the average daily net assets of the Portfolio at the following annual rate:
0.20% of average daily net assets.

3

Sub-Adviser’s fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Portfolio shall be determined in the manner and on the dates set forth in the current prospectus of the Trust, and, on days on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the immediately preceding day on which the net assets were determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within thirty business days of the date of termination.
     During any period when the determination of net asset value is suspended, the net asset value of the Portfolio as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.
16.   Sub-Adviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the Portfolio’s investments that are required to be maintained by the Trust pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940 Act.
     Sub-Adviser agrees that all books and records which it maintains for the Portfolio or the Trust are the property of the Trust and further agrees to surrender promptly to the Adviser or the Trust any such books, records or information upon the Adviser’s or the Trust’s request (provided, however, that Sub-Adviser may retain copies of such records). All such books and records shall be made available, within five business days of a written request, to the Trust’s accountants or auditors during regular business hours at Sub-Adviser’s offices. Adviser and the Trust or either of their authorized representative shall have the right to copy any records in the possession of Sub-Adviser which pertain to the Portfolio or the Trust. Such books, records, information or reports shall be made available to properly authorized government representatives consistent with state and federal law and/or regulations. In the event of the termination of this Agreement, all such books, records or other information shall be returned to Adviser or the Trust.
     The Sub-Adviser agrees that the policies and procedures established by the Sub-Adviser for managing the Portfolio, including, but not limited to, all policies and procedures designed to ensure compliance with federal and state regulations governing the sub-adviser/client relationship and management and operation of the Portfolio, shall be made available for inspection by the Adviser and the Trust or either of their authorized representatives not less frequently than annually.
17.   Sub-Adviser agrees that it will not disclose or use any records or confidential information obtained pursuant to this Agreement in any manner whatsoever except as authorized in this Agreement or specifically by Adviser or the Trust, or if such disclosure is required by federal or state regulatory authorities.
     Sub-Adviser may disclose the investment performance of the Portfolio and the Portfolio, provided that such disclosure does not reveal the identity of the Adviser, the Portfolio or the Trust. Sub-Adviser may, however, disclose that Adviser, the Trust and the Portfolio are its clients, provided that such disclosure does not reveal the investment performance or the composition of the Portfolio.
18.   In the absence of willful misfeasance, bad faith or gross negligence on the part of Sub-Adviser or its officers, trustees or employees, or reckless disregard by Sub-Adviser of its duties under this Agreement (together, “disabling conduct”), Sub-Adviser shall not be liable to Adviser, the Portfolio, the Trust or to any shareholder of the Portfolio for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, except to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Notwithstanding the foregoing, breach by the Sub-Adviser of the second paragraph of section 4 hereof is deemed to be disabling conduct.

4

19.   Sub-Adviser agrees to indemnify and defend Adviser, its officers, trustees, partners, employees and any person who controls Adviser for any loss or expense (including attorneys’ fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Trust’s registration statement, any proxy statement, or communication to current or prospective investors in the Portfolio relating to disclosure about Sub-Adviser provided to Adviser by Sub-Adviser.
     Sub-Adviser agrees to indemnify and defend Adviser, its officers, trustees, partners, employees and any person who controls Adviser for any loss or expense (including attorneys’ fees) arising out of any claim, demand, action, suit or proceeding arising out of the Sub-Adviser’s failure to ensure that the Portfolio: (a) complies with the diversification requirements of Section 817(h) of the Code and regulations issued thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (b) continuously qualifies as a regulated investment company under Sub-Chapter M of the Code.
20.   Adviser agrees to indemnify and defend Sub-Adviser, its officers, trustees, partners, employees and any person who controls Sub-Adviser for any loss or expense (including attorneys’ fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Trust’s registration statement, any proxy statement, or other communication to current or prospective investors in the Portfolio (other than a misstatement or omission relating to disclosure about Sub-Adviser approved by the Sub-Adviser or provided to Adviser or the Trust by Sub-Adviser).
21.   The Sub-Adviser agrees to permit the Adviser and the Trust to use its name, along side the Adviser’s name, in the Portfolio’s name and in descriptions of the Portfolio, as these appear in the Trust’s prospectus(es) and/or sales literature related to the Portfolio, provided, however, that the Adviser and the Trust shall cease such use of the Sub-Adviser’s name in the event that this Agreement is terminated.
22.   This Agreement shall not become effective unless and until it is approved by the board of trustees of the Trust, including a majority of trustees who are not parties to this Agreement or interested persons of any such party to this Agreement, and, to the extent required by law, a majority of the outstanding shares of the class of the Trust’s stock representing an interest in the Portfolio. This Agreement shall come into full force and effect on the date which it is so approved. This Agreement shall continue in effect for two years and shall thereafter continue in effect from year to year so long as such continuance is specifically approved at least annually by (a) the board of trustees of the Trust, or by the vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio, and (b) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.
23.   Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time without the payment of any penalty, by the Trust’s board of trustees, or by vote of a majority of the outstanding shares of the class of stock representing an interest in the Portfolio on sixty days written notice to the Adviser and Sub-Adviser, or by the Adviser, or by the Sub-Adviser, on sixty days written notice to the other. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the investment advisory agreement between the Adviser and the Trust regarding the Adviser’s management of the Portfolio.
24.   This Agreement may be amended by the parties only if such amendment is specifically approved by (a) a majority of those trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and, if required by applicable law, (b) a majority of votes attributable to the outstanding Trust shares of the class representing an interest in the Portfolio.
25.   The terms “assignment”, “affiliated person” and “interested person”, when used in this Agreement, shall have the respective meanings specified in the 1940 Act. The term “majority of the outstanding shares of the class” means the lesser of (a) 67% or more of the votes attributable to shares of such class present at a meeting if more than 50% of the votes attributable to such shares are present or represented by proxy or (b) more than 50% of the votes attributable to shares of such class.
26.   This Agreement shall be construed in accordance with laws of the State of Delaware, and applicable provisions of the Advisers Act and 1940 Act.

5

27.   If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

Roszel Advisors, LLC
/s/ John Manetta
By: John Manetta
Title:	President

ATTEST:

/s/ Hope Zulla

BlackRock Investment Management, LLC
/s/ Frank Porcelli
By: Frank Porcelli
Title:	Managing Director

ATTEST:

6